Greer Bancshares Incorporated

Report on Consolidated Financial Statements

For the Years Ended

December 31, 2016 and 2015

Independent Auditor’s Report

To the Board of Directors

Greer Bancshares Incorporated

Greer, South Carolina

Report on the Financial Statements

We have audited the accompanying consolidated financial statements of Greer Bancshares Incorporated and its subsidiary, which comprise the consolidated balance sheets as of December 31, 2016 and 2015, and the related consolidated statements of income, comprehensive income, changes in stockholders’ equity and cash flows for the years then ended, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Greer Bancshares Incorporated and its subsidiary as of December 31, 2016 and 2015, and the results of its operations and its cash flows for the years then ended, in accordance with accounting principles generally accepted in the United States of America.

Greenville, South Carolina

March 10, 2017

2

GREER BANCSHARES INCORPORATED AND SUBSIDIARY

Consolidated Balance Sheets

(Dollars in thousands, except per share data)

Assets	December 31, 2016	December 31, 2015
Cash and due from banks	$5,649	$4,300
Interest bearing deposits in banks	19,040	3,790
Federal funds sold	1,465	3,385
Cash and cash equivalents	26,154	11,475
Investment securities:
Available for sale	123,502	140,794
Loans, net of allowance for loan losses of $3,105 and $3,036, respectively	208,707	202,957
Loans held for sale	381	1,021
Premises and equipment, net	3,987	4,089
Accrued interest receivable	1,362	1,461
Restricted stock	1,595	2,085
Deferred tax asset	2,789	2,465
Other real estate owned	42	316
Bank owned Life Insurance	8,519	8,280
Other assets	1,315	1,414

Total Assets	$378,353	$376,357
Liabilities and Stockholders’ Equity
Liabilities:
Deposits:
Noninterest bearing	$54,709	$51,010
Interest bearing	240,417	224,646
Total deposits	295,126	275,656

Long term borrowings	53,712	72,796
Other liabilities	3,337	3,696

Total Liabilities	352,175	352,148

Stockholders’ Equity:
Common stock-par value $5 per share, 10,000,000 shares authorized; 2,535,992 and 2,486,692 shares issued and outstanding at December 31, 2016 and December 31, 2015, respectively	12,680	12,433
Additional paid in capital	4,140	3,783
Retained earnings	10,406	8,124
Accumulated other comprehensive loss	(1,048)	(131)

Total Stockholders’ Equity	26,178	24,209

Total Liabilities and Stockholders’ Equity	$378,353	$376,357

The accompanying notes are an integral part of these consolidated financial statements.

3

GREER BANCSHARES INCORPORATED AND SUBSIDIARY

Consolidated Statements of Income

(Dollars in thousands, except per share data)

	For the years ended December 31,
	2016	2015
Interest income:
Loans, including fees	$9,588	$9,164
Investment securities:
Taxable	2,135	2,520
Tax-exempt	937	772
Federal funds sold	10	3
Other	108	59
Total interest income	12,778	12,518

Interest expense:
Interest on deposit accounts	900	740
Interest on long term borrowings	1,387	1,555
Total interest expense	2,287	2,295

Net interest income	10,491	10,223

Provision for loan losses	—	—
Net interest income after provision for loan losses	10,491	10,223

Noninterest income:
Customer service fees	527	621
Gain on sale of investment securities	364	411
Other	2,756	2,785
Total noninterest income	3,647	3,817

Noninterest expenses:
Salaries and employee benefits	5,995	6,167
Occupancy and equipment	742	770
Postage and supplies	196	187
Professional fees	670	322
FDIC insurance assessment	215	254
Other real estate owned and foreclosure expense	—	162
Repurchase agreement prepayment penalty	199	—
Other	2,404	2,177
Total noninterest expenses	10,421	10,039

Income before income taxes	3,717	4,001

Provision for income taxes:	937	1,056

Net income attributed to common shareholders	$2,780	$2,945

Basic net income per share of common stock	$1.12	$1.18
Diluted net income per share of common stock	$1.12	$1.18
Weighted average common shares outstanding:
Basic	2,492,496	2,486,692
Diluted	2,492,496	2,486,692

The accompanying notes are an integral part of these consolidated financial statements.

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GREER BANCSHARES INCORPORATED AND SUBSIDIARY

Consolidated Statements of Comprehensive Income

(Dollars in thousands)

	For the years ended December 31,
	2016	2015
Net income	$2,780	$2,945

Other comprehensive loss, net of tax:
Unrealized holding gain/(loss) on available for sale investment securities arising during the period, net of tax expense/(benefit) of ($349), and $84, for the years ended December 31, 2016 and December 31, 2015, respectively.	(676)	163
Less reclassification adjustments for gains included in net income, net of taxes of $123, and $140, for the years ended December 31, 2016 and December 31, 2015, respectively.	(241)	(271)
Other comprehensive loss	(917)	(108)

Comprehensive income	$1,863	$2,837

The accompanying notes are an integral part of these consolidated financial statements.

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GREER BANCSHARES INCORPORATED AND SUBSIDIARY

Consolidated Statements of Changes in Stockholders’ Equity

For the Years Ended December 31, 2016 and 2015

(Dollars in thousands, except per share data)

	Common Stock		Additional Paid In	Retained Earnings (Accumulated	Accumulated Other Comprehensive	Total Stockholders’
	Shares	Amount	Capital	Deficit)	Income (Loss)	Equity
Balance at December 31,2014	2,486,692	12,433	3,782	5,428	(23)	21,620

Net income	—	—	—	2,945	—	2,945
Other comprehensive loss, net of tax	—	—	—	—	(108)	(108)
Common Stock dividends paid	—	—	—	(249)	—	(249)
Stock based compensation	—	—	1	—	—	1

Balance at December 31, 2015	2,486,692	$12,433	$3,783	$8,124	$(131)	$24,209

Net income	—	—	—	2,780	—	2,780
Other comprehensive loss, net of tax	—	—	—	—	(917)	(917)
Common Stock options exercised	49,300	247	357	—	—	604
Common Stock dividends paid	—	—	—	(498)	—	(498)

Balance at December 31, 2016	2,535,992	$12,680	$4,140	$10,406	$(1,048)	$26,178

The accompanying notes are an integral part of these consolidated financial statements.

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GREER BANCSHARES INCORPORATED AND SUBSIDIARY

Consolidated Statements of Cash Flows

(Dollars in thousands)

	For the years ended December 31,
	2016	2015
Operating activities:
Net Income	$2,780	$2,945
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	340	371
Net amortization of premiums/discounts on mortgage-backed securities	1,049	1,125
Loss (Gain) on sale of other real estate owned	(55)	17
Repurchase agreement prepayment penalty	199	—
Gain on sale of investment securities, net	(364)	(411)
Origination of loans held for sale	(41,371)	(35,329)
Proceeds from sale of loans held for sale	43,026	35,378
Gain on sale of loans held for sale	(1,015)	(762)
Impairment loss on other real estate owned	—	77
Decrease (Increase) in deferred tax asset	(135)	324
Stock-based compensation	—	1
Increase in cash surrender value of life insurance	(239)	(239)
Net change in:
Accrued interest receivable	99	(8)
Other assets	(90)	(451)
Accrued interest payable	4	(14)
Other liabilities	(363)	137
Net cash provided by operating activities	3,865	3,161

Investing activities:
Activity in available-for-sale securities:
Sales	15,699	24,465
Maturities, prepayments and calls	24,367	16,595
Purchases	(24,376)	(47,069)
Proceeds from sales of other real estate owned	329	478
Redemption of restricted stock	490	600
Net increase in loans	(5,750)	(12,483)
Purchase of premises and equipment	(238)	(205)
Net cash provided by (used for) investing activities	10,521	(17,619)

(continued)

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GREER BANCSHARES INCORPORATED AND SUBSIDIARY

Consolidated Statements of Cash Flows, Continued

(Dollars in thousands)

	For the years ended December 31,
	2016	2015
Financing activities:
Net increase in deposits	$19,470	$30,450
Repayment of notes payable to FHLB	(31,200)	(108,650)
Proceeds from notes payable to FHLB	19,200	97,650
Repurchase of Reverse Repurchase agreement	(5,199)	—
Repurchase of Subordinated debt	(2,084)	—
Common stock dividends paid	(498)	(249)
Proceeds from exercise of stock options	604	—
Net cash provided by financing activities	293	19,201

Net increase in cash and cash equivalents	14,679	4,743

Cash and cash equivalents, beginning of period	11,475	6,732

Cash and cash equivalents, end of period	$26,154	$11,475

Cash paid for:
Cash paid during the year for:
Interest	$2,283	$2,310

Income taxes	$600	$675

Non-cash investing and financing activities:
Real estate acquired in satisfaction of loans	$—	$270

Unrealized gains (losses) on available for sale investment securities net of tax	$(917)	$(108)

The accompanying notes are an integral part of these consolidated financial statements.

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GREER BANCSHARES INCORPORATED AND SUBSIDIARY

Notes to Consolidated Financial Statements

December 31, 2016 and 2015

Note 1 - Summary of Significant Accounting Policies

Organization - Greer State Bank (the “Bank”) was organized under a state banking charter in August 1988, and commenced operations on January 3, 1989. Greer Bancshares Incorporated is a South Carolina corporation formed in July 2001, primarily to hold all of the capital stock of the Bank. The Bank engages in commercial and retail banking, emphasizing the needs of small to medium sized businesses, professional concerns and individuals, primarily in Greer and surrounding areas in the upstate region of South Carolina. The accompanying consolidated financial statements include the accounts of the holding company and the Bank (herein collectively referred to as the “Company”).

Nature of Operations - The primary activity of the holding company is to hold its investment in the Bank. The Bank operates under a state bank charter and provides full banking services. The Bank is subject to regulation by the Federal Deposit Insurance Company (“FDIC”) and the South Carolina Board of Financial Institutions. The holding company is regulated by the Federal Reserve Bank of Richmond.

Greer Financial Services, a division of the Bank, provides financial management services and non-deposit product sales.

Principles of Consolidation - The consolidated financial statements include the accounts of the Company and its subsidiary. All significant intercompany items are eliminated in consolidation.

Business Segments - The Company reports all activities as one business segment. In determining the appropriateness of segment definition, the materiality of the potential segment and components of the business about which financial information is available and regularly evaluated relative to resource allocation and performance assessment is considered.

Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could materially differ from those estimates.

Cash Equivalents - For the purpose of presentation in the statements of cash flows, the Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

Securities Held to Maturity - Bonds, notes and debentures for which there is the positive intent and ability to hold to maturity are reported at cost, adjusted for premiums and discounts that are recognized in interest income using the interest method over the period to maturity or to call dates.

Securities Available for Sale - Available-for-sale securities are reported at fair value and consist of bonds, notes, debentures and certain equity securities not classified as trading securities or as held-to-maturity securities. Unrealized holding gains and losses, net of tax, on available-for-sale securities are reported as a net amount in a separate component of stockholders’ equity.

Realized gains and losses on the sale of investment securities are determined using the specific-identification method. Premiums and discounts are recognized in interest income using the interest method over the period to maturity or to call dates.

Other Than Temporary Impairment - Declines in the fair value of individual held-to-maturity and available-for-sale securities below cost that are other than temporary are reflected as write-downs of the individual securities to fair value. For securities that we do not expect to sell and it is more likely than not that the Company will not be required to sell, the impairment is separated into credit and noncredit components. The credit-related other than temporary impairment (OTTI), represented by the expected loss in principal, is recognized in noninterest income, while the noncredit-related impairment is recognized in the other comprehensive income (loss). Noncredit-related impairment results from other factors, including increased liquidity spreads. For securities for which there is an expectation to sell, all impairment is recognized in noninterest income.

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Concentrations of Credit Risk - The Bank grants mortgage, commercial and consumer loans to customers. A substantial portion of the loan portfolio is represented by loans to borrowers located throughout the greater Greer area of the upstate region of South Carolina, and many of those loans are secured by real estate located in that market area. The ability of our debtors to honor their loan agreements is dependent upon the general economic conditions in this area.

Comprehensive Income - Comprehensive income reflects the change in equity during the year arising from transactions and events other than investments by and distributions to shareholders. It consists of net income adjusted for certain other changes in assets and liabilities that are reported as separate components of stockholders’ equity rather than as income or expense. The statement of changes in stockholders’ equity includes the components of comprehensive income. Accumulated other comprehensive income (loss) at December 31, 2016 and 2015 consisted solely of unrealized gains and losses on investment securities.

Loans and Interest Income - Loans are reported at their outstanding unpaid principal balances adjusted for the allowance for loan losses, net deferred loan fees and any unearned discounts. Interest income is accrued and taken into income based upon the interest method.

The accrual of interest on loans is discontinued when, in the judgment of management, the interest will not be collectible in the normal course of business. Accrual of interest on such loans is typically discontinued when the loan is 90 days past due or impaired. All interest accrued, but not collected for loans that are placed on non-accrual or charged off, is reversed against interest income. The interest on these loans is accounted for on the cash-basis or cost-recovery method, until qualifying for return to accrual. Loans are returned to accrual status when all the principal and interest amounts contractually due are brought current and future payments are reasonably assured.

Allowance for Loan Losses - The allowance for loan losses is based on management’s ongoing evaluation of the loan portfolio and reflects an amount that, in management’s opinion, is adequate to absorb probable losses in the existing portfolio. Additions to the allowance for loan losses are provided by charges to earnings. Loan losses are charged against the allowance when the ultimate uncollectability of a loan balance is determined. Subsequent recoveries, if any, are credited to the allowance.

The allowance for loan losses is evaluated on a monthly basis by management. The evaluation includes the periodic review of the collectability of the loans in light of historical experience, the nature and volume of the loan portfolio, adverse situations that may affect the borrower’s ability to repay, estimated value of any underlying collateral, impairment and prevailing economic conditions. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision. Management believes that the allowance for loan losses is adequate. While management uses available information to recognize losses on loans, future additions to the allowance may be necessary based on changes in economic conditions. In addition, regulatory agencies, as an integral part of the examination process, periodically review the allowance for loan losses. Such agencies may require additions to the allowance based on their judgments about information available to them at the time of their examination.

A loan is considered impaired when, based on current information and events, it is probable that the Bank will be unable to collect the scheduled payments of principal and interest when due according to the contractual terms of the loan agreement. Factors considered by management in determining impairment include payment status, collateral value and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Impairment is measured on a loan by loan basis for commercial and construction loans by either the present value of expected future cash flows discounted at the loan’s effective interest rate, the loan’s obtainable market price or the fair value of the collateral if the loan is collateral dependent. Appraisals are obtained on collateral dependent loans every nine to twelve months. We review impairment valuations no less than quarterly.

Large groups of smaller balance homogeneous loans are collectively evaluated for the necessary allowance. Accordingly, individual consumer and residential loans are not separately evaluated for impairment.

Loans Held for Sale - Mortgage loans originated and intended for sale in the secondary market are carried at the lower of aggregate cost or market value. The Company controls its interest rate risk with respect to mortgage loans held for sale and loan commitments expected to close by entering into agreements to sell loans. The Company records loan commitments related to the origination of mortgage loans held for sale as derivative instruments. The Company’s commitments for fixed rate mortgage loans, generally last 30 to 45 days and are at market rates when initiated. The aggregate market value of mortgage loans held for sale takes into account the sales prices of such agreements.

The Company also provides currently for any losses on uncovered commitments to lend or sell. The Company sells residential mortgage loans in the secondary market with servicing released.

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Premises and Equipment - Land is carried at cost. Premises and equipment are stated at cost, net of accumulated depreciation. Depreciation is charged using the straight-line method over the useful lives (three to thirty-nine years) of the assets. Additions to premises and equipment and major replacements or improvements are capitalized at cost. Maintenance, repairs and minor replacements are expensed when incurred. Gains and losses on routine dispositions are reflected in current earnings.

Other Real Estate Owned - Other real estate owned (“OREO”) is stated at net realizable value at the time of foreclosure. Market values of OREO are reviewed regularly and valuation allowances are established when the carrying value exceeds the estimated net realizable value. Gains and losses on OREO are recorded at the time of sale. Costs to maintain the real estate are expensed after acquisition.

Restricted Stock - Restricted stock consists of non-marketable equity securities including investments in the stock of the Federal Home Loan Bank (“FHLB”) and Community Bankers Bank. These stocks have no ready market and no quoted market value. Because of the redemption provisions of the restricted stock, the Bank estimates that fair value equals cost for these investments resulting in no impairment at December 31, 2016. Investment in the FHLB is a condition of borrowing from the FHLB. The stock is pledged to collateralize such borrowings. At December 31, 2016 and 2015, the investment in the FHLB stock was $1,550,000 and $2,040,000, respectively. At December 31, 2016 and 2015, the investment in Community Bankers Bank was $45,000. Dividends received on these stocks are included in interest income.

Stock-Based Compensation - Compensation cost for stock-based payments is measured based on the fair value of the award, which most commonly includes restricted stock (i.e., unvested common stock), stock options, and stock appreciation rights at the grant date and is recognized in the consolidated financial statements on a straight-line basis over the requisite service period for service-based awards. The fair value of restricted stock is determined based on the price of the Company’s common stock on the date of grant. The fair value of stock options is estimated at the date of grant using a Black-Scholes option pricing model and related assumptions.

Income Taxes - The Company files a consolidated federal income tax return and separate state income tax returns. Income taxes are allocated to each of the holding company and the Bank as if filed separately for federal purposes and based on the separate returns filed for state purposes.

Income tax expense is the total of the current year income tax due or refundable and the change in deferred tax assets and liabilities. Deferred tax assets and liabilities are the expected future tax amounts for the temporary differences (principally the provision for loan losses, deferred compensation and depreciation) between carrying amounts and tax bases of assets and liabilities, computed using enacted tax rates. A valuation allowance, if needed, reduces deferred tax assets to the amount expected to be realized. In considering whether a valuation allowance on deferred tax assets is needed, management considers all available evidence, including the length of time tax net operating loss carryforwards are available, the existence of available reversing temporary differences, the ability to generate future taxable income and available tax planning strategies. The Company anticipates that it will continue to generate income before income taxes at a sufficient level in the future to fully utilize all of its net operating loss carry forwards; however, there can be no assurance to this effect. Accordingly, the Company does not maintain a valuation allowance on its deferred tax assets.

Income Per Share of Common Stock - Basic and diluted net income per share of common stock are presented after giving retroactive effect to stock splits and dividends. The assumed conversion of stock options using the treasury stock method creates the difference between basic and diluted net income per share. Income per share is calculated by dividing net income attributed to common shareholders by the weighted average number of common shares outstanding for each period presented. Anti-dilutive options totaling 61,500 and 120,300 have been excluded from the net income per share calculation for the years ended December 31, 2016 and 2015, respectively.

Off-Balance Sheet Credit Related Financial Instruments - In the ordinary course of business, the Company has entered into commitments to extend credit, including commitments under commercial letters of credit and standby letters of credit. Such financial instruments are recorded when they are funded.

Subsequent events - Subsequent events are events or transactions that occur after the balance sheet date, but before financial statements are issued. Recognized subsequent events are events or transactions that provide additional evidence about conditions that existed at the date of the balance sheet, including the estimates inherent in the process of preparing financial statements. Non-recognized subsequent events are events that provide evidence about conditions that did not exist at the date of the balance sheet but arose after the date. Management has reviewed events occurring through March 10, 2017, the date the financial statements were available to be issued, and disclosed the proposed merger of the Company with Carolina Financial Corporation in Note 2.

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Reclassification - Certain amounts in the 2015 consolidated financial statements have been reclassified to conform to the 2016 presentation. The reclassifications had no effect on net income or stockholders’ equity as previously reported.

Footnote Presentation - All dollars are rounded to the nearest thousand.

Recent Accounting Pronouncements - The following is a summary of recent authoritative pronouncements that affect accounting, reporting and disclosure of financial information by the Company:

In May 2014, the FASB issued guidance to change the recognition of revenue from contracts with customers. The core principle of the new guidance is that an entity should recognize revenue to reflect the transfer of goods and services to customers in an amount equal to the consideration the entity receives or expects to receive. The guidance will be effective for the Company for reporting periods beginning after December 15, 2017. The Company will apply the guidance using a modified retrospective approach. The Company does not expect these amendments to have a material effect on its financial statements.

In January 2016, the FASB amended the Financial Instruments topic of the Accounting Standards Codification to address certain aspects of recognition, measurement, presentation, and disclosure of financial instruments. The amendments will be effective for fiscal years beginning after December 15, 2017, including interim periods within those fiscal years. The Company will apply the guidance by means of a cumulative-effect adjustment to the balance sheet as of the beginning of the fiscal year of adoption. The amendments related to equity securities without readily determinable fair values will be applied prospectively to equity investments that exist as of the date of adoption of the amendments. The Company does not expect these amendments to have a material effect on its financial statements.

In February 2016, the FASB amended the Leases topic of the Accounting Standards Codification to revise certain aspects of recognition, measurement, presentation, and disclosure of leasing transactions. The amendments will be effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. Early adoption is permitted. The Company does not expect these amendments to have a material effect on its financial statements.

In March 2016, the FASB amended the Revenue from Contracts with Customers topic of the Accounting Standards Codification to clarify the implementation guidance on principal versus agent considerations and address how an entity should assess whether it is the principal or the agent in contracts that include three or more parties. The amendments will be effective for the Company for reporting periods beginning after December 15, 2017. The Company does not expect these amendments to have a material effect on its financial statements.

In May 2016, the FASB amended the Revenue from Contracts with Customers topic of the Accounting Standards Codification to clarify guidance related to collectability, noncash consideration, presentation of sales tax, and transition. The amendments will be effective for the Company for reporting periods beginning after December 15, 2017. The Company does not expect these amendments to have a material effect on its financial statements.

In June 2016, the FASB issued guidance to change the accounting for credit losses and modify the impairment model for certain debt securities. The amendments will be effective for the Company for reporting periods beginning after December 15, 2020. Early adoption is permitted for all organizations for periods beginning after December 15, 2018. The Company is currently evaluating the effect that implementation of the new standard will have on its financial position, results of operations, and cash flows.

In August 2016, the FASB amended the Statement of Cash Flows topic of the Accounting Standards Codification to clarify how certain cash receipts and cash payments are presented and classified in the statement of cash flows. The amendments will be effective for the Company for fiscal years beginning after December 15, 2017 including interim periods within those fiscal years. Early adoption is permitted. The Company does not expect these amendments to have a material effect on its financial statements.

In December 2016, the FASB issued technical corrections and improvements to the Revenue from Contracts with Customers Topic. These corrections make a limited number of revisions to several pieces of the revenue recognition standard issued in 2014. The effective date and transition requirements for the technical corrections will be effective for the Company for reporting periods beginning after December 15, 2017. The Company will apply the guidance using a modified retrospective approach. The Company does not expect these amendments to have a material effect on its financial statements.

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Other accounting standards that have been issued or proposed by the FASB or other standards-setting bodies are not expected to have a material impact on the Company’s financial position, results of operations or cash flows.

Note 2 - Proposed Merger with Carolina Financial Corporation

On November 7, 2016, the Company and Carolina Financial Corporation entered into an Agreement and Plan of Merger. Following the merger, the Bank will operate under the brand of Crescom Bank.

Pursuant to the Merger Agreement and subject to certain conditions and potential adjustments, each outstanding share of Greer Bancshares stock will be exchanged for either $18.00 in cash, 0.782 shares of Carolina Financial Corporation common stock or a combination of cash and shares of Carolina Financial Corporation. Options to purchase shares of Greer Bancshares common stock held by Greer Bancshares employees, officers, and directors under its stock option plans, whether vested or unvested, and that are outstanding and unexercised immediately before the effective time of the merger, will become fully vested and exercisable and will be converted into the right to receive an amount in cash from Carolina Financial Corporation for each share converted by the options equal to $18.00 minus the exercise price that the option holders would have to pay if they exercised their options and bought the underlying shares.

The transaction is pending regulatory approval, and the Company held a special shareholder meeting on March 9, 2017 to provide its shareholders with the opportunity to vote on the merger. The Company’s shareholders approved the merger and upon the satisfaction of other customary closing conditions, the merger is expected to close during the first quarter of 2017.

For the year ended December 31, 2016, the Company incurred merger-related expenses of $254,000 representing primarily legal, accounting and other professional fees incurred in connection with the proposed merger.

Note 3 - Investment Securities

The amortized cost, gross unrealized gains and losses, and estimated fair value of investment securities are as follows:

(Dollars in thousands)

	December 31, 2016
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Fair Value
Available for sale:
US government and other agency obligations	$32,347	$9	$716	$31,640
Mortgage-backed securities	30,428	24	561	29,891
Municipal securities	56,701	427	691	56,437
Asset-backed securities	4,571	—	30	4,541
Other debt securities	1,043	—	50	993
	$125,090	$460	$2,048	$123,502

	December 31, 2015
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Fair Value
Available for sale:
US government and other agency obligations	$43,146	$42	$529	$42,659
Mortgage-backed securities	39,915	37	538	39,414
Municipal securities	52,234	929	118	53,045
Asset-backed securities	4,646	10	26	4,630
Other debt securities	1,052	—	6	1,046
	$140,993	$1,018	$1,217	$140,794

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The amortized cost and estimated fair value of investment securities at December 31, 2016 by contractual maturity for debt securities are shown below. Mortgage-backed securities have not been scheduled since expected maturities will differ from contractual maturities because borrowers may have the right to prepay the obligations. All mortgage-backed securities owned by the Company are those of government sponsored enterprises.

(Dollars in thousands)	Amortized Cost	Fair Value
Due in 1 year	$—	$—
Over 1 year through 5 years	3,697	3,661
After 5 years through 10 years	30,068	29,774
Over 10 years	60,897	60,176
	94,662	93,611
Mortgage backed securities	30,428	29,891
Total	$125,090	$123,502

Investment securities with an aggregate book value of $63,772,000 and $65,679,000 at December 31, 2016 and 2015, respectively, were pledged to secure public deposits, FHLB borrowings and repurchase agreements.

The fair value of securities with temporary impairment at December 31, 2016 and 2015 is shown below:

(Dollars in thousands)

	Impairment Less Than Twelve Months		Impairment Over Twelve Months
December 31, 2016	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
Description of securities:
US government and other agency obligations	$18,486	$545	$10,027	$171
Mortgage-backed securities	25,618	523	1,087	38
Municipal securities	29,671	666	136	25
Asset-backed securities	519	4	4,022	26
Other debt securities	993	50	0	0
Total	$75,287	$1,788	$15,272	$260

	Impairment Less Than Twelve Months		Impairment Over Twelve Months
December 31, 2015	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
Description of securities:
US government and other agency obligations	$18,905	$203	$16,087	$326
Mortgage-backed securities	31,646	414	5,010	124
Municipal securities	12,749	117	427	1
Asset-backed securities	4,008	26	—	—
Other debt securities	1,046	6	—	—
Total	$68,354	$766	$21,524	$451

Management believes all of the unrealized losses as of December 31, 2016 and 2015 result from temporary changes in market conditions related to interest rates. Twenty U.S. government and other agency obligation securities, twenty-four mortgage-backed securities, seventy-four municipal securities, three asset-backed securities and one other debt security had unrealized losses at December 31, 2016 while at December 31, 2015, twenty were U.S. government and other agency obligations, twenty-seven were mortgage-backed securities, twenty-one were municipal securities, two were asset-backed securities and one was classified as other debt security. The temporary impairment is due primarily to changes in the short and long term interest rate environment since the purchase of the securities and is not related to credit issues of the issuer. The Bank has sufficient cash, investments showing unrealized gains and borrowing sources to provide sufficient liquidity to hold the securities with unrealized losses until maturity or a recovery of fair value, if necessary.

The Company reviews its investment portfolio on a quarterly basis, judging each investment for impairment. For securities for which there is no expectation to sell or it is more likely than not that management will not be required to sell, the impairment is separated into credit and noncredit components. The credit-related OTTI, represented by the expected loss in principal, is recognized in noninterest income, while the noncredit-related impairment is recognized in the other comprehensive income (loss). Noncredit-related impairment results from other factors, including increased liquidity spreads. For securities for which there is an expectation to sell, all impairment is recognized in noninterest income.

14

Gross realized gains, gross realized losses, and sale and call proceeds for available for sale securities for the years ended December 31, 2016 and 2015 are summarized as follows. These net gains or losses are shown in noninterest income as gain on the sale of investment securities.

	Available for Sale
(Dollars in thousands)	2016	2015

Gross realized gains	$373	$485
Gross realized losses	9	74
Net gain on available for sale securities	$364	$411

Call/Sale proceeds	$30,097	$30,757

Changes in accumulated other comprehensive loss by component for the period ended December 31, 2016 are shown in the table below. All amounts are net of tax.

(Dollars in thousands)	Unrealized Gains (Losses) on Available-for-Sale Securities
Beginning balance	$(131)
Other comprehensive loss before reclassifications	(676)
Amounts reclassified from accumulated other comprehensive loss	(241)
Net current-period other comprehensive loss	(917)
Ending balance	$(1,048)

Note 4 - Loans

A summary of loans outstanding by major classification as of December 31, 2016 and December 31, 2015 follows:

(Dollars in thousands)

	December 31, 2016	December 31, 2015
Commercial and industrial:
Commercial	$29,762	$23,741
Leases & other	3,467	3,440
Total commercial and industrial:	33,229	27,181

Commercial real estate:
Construction/land	26,927	27,468
Commercial mortgages - owner occupied	32,018	34,574
Other commercial mortgages	48,081	49,446
Total commercial real estate	107,026	111,488

Consumer real estate:
1-4 residential	48,169	43,776
Home equity loans and lines of credit	17,313	17,740
Total consumer real estate	65,482	61,516

Consumer installment:	6,075	5,808
Total loans	211,812	205,993
Allowance for loan losses	(3,105)	(3,036)

Net loans	$208,707	$202,957

15

The table above includes net deferred loan fees that totaled $204,000 and $201,000 at December 31, 2016 and December 31, 2015, respectively. Loans totaling $99,539,000 were pledged as collateral for borrowings from the FHLB and Federal Reserve at December 31, 2016.

Loan Origination/Risk Management. The Bank has certain lending policies and procedures in place that are designed to maximize loan income within an acceptable level of risk. Management reviews and approves these policies and procedures on a regular basis. A reporting system supplements the review process by providing management with frequent reports related to loan production, loan quality, concentrations of credit, loan delinquencies and non-performing and potential problem loans. Diversification in the loan portfolio is a means of managing risk associated with fluctuations in economic conditions.

Commercial and industrial loans are underwritten after evaluating and understanding the borrower’s ability to operate profitably and prudently expand its business. Underwriting standards are designed to promote relationship banking rather than transactional banking. Management examines current and projected cash flows to determine the ability of the borrower to repay their obligations as agreed. Commercial and industrial loans are primarily made based on the identified cash flows of the borrower and secondarily on the underlying collateral provided by the borrower. The cash flows of borrowers, however, may not be as expected and the collateral securing these loans may fluctuate in value. Most commercial and industrial loans are secured by the assets being financed or other business assets such as accounts receivable or inventory and may incorporate a personal guarantee; however, some short-term loans may be made on an unsecured basis. In the case of loans secured by accounts receivable, the availability of funds for the repayment of these loans may be substantially dependent on the ability of the borrower to collect amounts due from its customers.

Commercial real estate loans are subject to underwriting standards and processes similar to commercial and industrial loans, in addition to those of real estate loans. These loans are viewed primarily as cash flow loans and secondarily as loans secured by real estate. Commercial real estate lending typically involves higher loan principal amounts and the repayment of these loans is generally largely dependent on the successful operation of the property securing the loan or the business conducted on the property securing the loan. Commercial real estate loans may be more adversely affected by conditions in the real estate markets or in the general economy. Management monitors and evaluates commercial real estate loans based on collateral, geography and risk grade criteria.

With respect to loans to developers and builders that are secured by non-owner occupied properties that may be originated from time to time, management generally requires the borrower to have had an existing relationship with the Bank and have a proven record of success. Construction loans are underwritten utilizing feasibility studies, independent appraisal reviews, sensitivity analysis of absorption and lease rates and financial analysis of the developers and property owners. Construction loans are generally based upon estimates of costs and value associated with the complete project. These estimates may be inaccurate. Construction loans often involve the disbursement of substantial funds with repayment substantially dependent on the success of the ultimate project. Sources of repayment for these types of loans may be pre-committed permanent loans from approved long-term lenders, sales of developed property or an interim loan commitment from the Bank until permanent financing is obtained. These loans are closely monitored by on-site inspections and are considered to have higher risks than other real estate loans due to their ultimate repayment being sensitive to interest rate changes, general economic conditions and the availability of long-term financing.

Consumer loans are originated and underwritten based on policies and procedures developed and modified by Bank management. The relatively small loan amounts that are spread across many individual borrowers, helps to minimize risk. Underwriting standards for 1-4 residential and home equity loans include, but are not limited to, a maximum loan-to-value percentage of 80%, collection remedies, the number of such loans a borrower can have at one time and documentation requirements.

The Bank engages an independent loan review company to review and validate the credit risk program on a periodic basis. Results of these reviews are presented to management. The loan review process complements and reinforces the risk identification and assessment decisions made by lenders and credit personnel, as well as the lending policies and procedures.

Non-Accrual and Past Due Loans. Loans are considered past due if the required principal and interest payments have not been received as of the date such payments were due. Loans that are 90 days past due are placed on non-accrual status or when, in management’s opinion, the borrower may be unable to meet payment obligations as they become due. Loans may be placed on non-accrual status regardless of whether or not such loans are considered past due. When interest accrual is discontinued, all unpaid accrued interest is reversed. Interest income is subsequently recognized only to the extent cash payments are received in excess of principal due. Loans are returned to accrual status when all the principal and interest amounts contractually due are brought current and future payments are reasonably assured.

16

Non-accrual loans, segregated by class of loans, were as follows as of December 31:

(Dollars in thousands)

	2016	2015
Commercial and industrial:
Commercial	$1,350	$—
Leases & other	—	—
Commercial real estate:
Construction/land	3,636	4,094
Commercial mortgages-owner occupied	235	164
Other commercial mortgages	969	1,221
Consumer real estate:
1-4 residential	409	527
Home equity loans and lines of credit	12	—
Consumer installment:
Consumer installment	3	19
Total	$6,614	$6,025

The gross interest income that would have been recorded under the original terms of the non-accrual loans amounted to $351,000 in 2016 and $305,000 in 2015. No interest income was recognized on non-accrual loans in 2016 or 2015. The increase in non-accrual loans was primarily the result of the addition of one large loan in the fourth quarter of 2016.

An analysis of past due loans, segregated by class of loans, as of December 31, 2016 and 2015 follows:

(Dollars in thousands)

December 31, 2016	Loans 30-89 days	Loans 90 or more days	Total past due	Current loans	Total loans	>90 days and still accruing
Commercial and industrial:
Commercial	$1,350	$—	$1,350	$28,412	$29,762	$—
Leases & other	—	—	—	3,467	3,467	—
Commercial real estate:
Construction/land	—	—	—	26,927	26,927	—
Commercial mortgages - owner occupied	—	235	235	31,783	32,018	—
Other commercial mortgages	213	—	213	47,868	48,081	—
Consumer real estate:
1-4 residential	367	125	492	47,677	48,169	—
Home equity loans and lines of credit	62	—	62	17,251	17,313	—
Consumer installment:
Consumer installment	21	3	24	6,051	6,075	—

Total	$2,013	$363	$2,376	$209,436	$211,812	$—

December 31, 2015	Loans 30-89 days	Loans 90 or more days	Total past due	Current loans	Total loans	>90 days and still accruing
Commercial and industrial:
Commercial	$417	$—	$417	$23,324	$23,741	$—
Leases & other	—	—	—	3,440	3,440	—
Commercial real estate:
Construction/land	613	107	720	26,748	27,468	—
Commercial mortgages - owner occupied	—	—	—	34,574	34,574	—
Other commercial mortgages	243	—	243	49,203	49,446	—
Consumer real estate:
1-4 residential	609	34	643	43,133	43,776	—
Home equity loans and lines of credit	44	—	44	17,696	17,740	—
Consumer installment:
Consumer installment	131	19	150	5,658	5,808	—

Total	$2,057	$160	$2,217	$203,776	$205,993	$—

17

Impaired Loans. Loans are considered impaired when, based on current information and events, it is probable the Company will be unable to collect all amounts due in accordance with the original contractual terms of the loan agreement, including scheduled principal and interest payments. Impairment is evaluated in total for smaller-balance loans of a similar nature and on an individual loan basis for other loans. If a loan is impaired, a specific valuation allowance is allocated, if necessary, so that the loan is reported net, at the present value of estimated future cash flows using the loan’s existing rate or at the fair value of collateral if repayment is expected solely from the collateral. Interest payments on impaired loans are typically applied to principal unless collectability of the principal amount is reasonably assured, in which case interest is recognized on a cash basis. Impaired loans, or portions thereof, are charged off when deemed uncollectible.

Impaired loans, segregated by class of loans, for December 2016 and 2015 are summarized as follows:

(Dollars in thousands)

December 31, 2016	Unpaid contractual principal balance	Recorded investment with no allowance	Recorded investment with allowance	Total recorded investment	Related allowance
Commercial and industrial:
Commercial	$1,742	$1,578	$164	$1,742	$164
Leases & other	—	—	—	—	—
Commercial real estate:
Construction/land	3,635	—	3,635	3,635	1,054
Commercial mortgages – owner occupied	235	235	—	235	—
Other commercial mortgages	1,293	1,005	—	1,005	—
Consumer real estate:
1-4 residential	505	29	476	505	53
Home equity loans and lines of credit	—	—	—	—	—
Consumer installment	—	—	—	—	—
Total	$7,410	$2,847	$4,275	$7,122	$1,271

December 31, 2015	Unpaid contractual principal balance	Recorded investment with no allowance	Recorded investment with allowance	Total recorded investment	Related allowance
Commercial and industrial:
Commercial	$863	$670	$193	$863	$193
Leases & other	—	—	—	—	—
Commercial real estate:
Construction/land	4,094	108	3,986	4,094	735
Commercial mortgages – owner occupied	676	532	—	532	—
Other commercial mortgages	1,755	565	811	1,376	114
Consumer real estate:
1-4 residential	541	344	197	541	23
Home equity loans and lines of credit	—	—	—	—	—
Consumer installment	14	—	14	14	4
Total	$7,943	$2,219	$5,201	$7,420	$1,069

As noted above, the Bank had impaired loans with outstanding balances of $7,122,000 and $7,420,000 at December 31, 2016 and December 31, 2015, respectively. Impaired loans with either charge-offs or specific reserves totaled $4,877,000 (gross of charge-off) at December 31, 2016. Of this amount, $289,000 has been charged-off and $1,271,000 has been specifically reserved. Impaired loans with either charge-offs or specific reserves totaled $6,780,000 (gross of charge-off) at December 31, 2015. Of this amount, $524,000 has been charged-off and $1,069,000 has been specifically reserved.

18

Interest income and average recorded investment in impaired loans is summarized as follows:

(Dollars in thousands)

	Average Recorded Investment for the year ended December 31, 2016	Gross Interest Income for the year ended December 31, 2016
Commercial and industrial:
Commercial	$650	$19
Commercial real estate:
Construction/land	3,887	215
Commercial mortgages owner occupied	117	5
Commercial mortgages - other	1,209	69
Consumer real estate:
1-4 residential	556	31
Consumer Installment	9	1
Total	$6,428	$340

	Average Recorded Investment for the year ended December 31, 2015	Gross Interest Income for the year ended December 31, 2015
Commercial and industrial:
Commercial	$848	$44
Commercial real estate:
Construction/land	3,482	174
Commercial mortgages owner occupied	629	19
Commercial mortgages - other	1,321	71
Consumer real estate:
1-4 residential	547	19
Consumer Installment	14	1
Total	$6,841	$328

Credit Quality Indicators. As part of the on-going monitoring of credit quality of the Bank’s loan portfolio, management tracks certain credit quality indicators including trends related to 1) the weighted-average risk rate of loan pools, 2) the level of classified loans, 3) non-performing loans and 4) general local economic conditions.

Management utilizes a risk rating matrix to assign a risk rate to each of its loans. Loans are rated on a scale of 1-9. Risk ratings are updated daily if new information necessitates a change. A description of the general characteristics of the risk ratings matrix is as follows:

•	Risk ratings 1-4 (Pass) – These risk ratings include loans to high credit quality borrowers with satisfactory credit and repayment history, stable trends in industry and company performance, management that exhibits average strength in comparison to others in the industry, sound repayment sources and average to above average individual or guarantor support.

•	Risk rating 5 (Monitor) - This risk rating includes loans to borrowers with satisfactory credit, some slow repayment history, stable trends in their industry and positive operating trends. Financial conditions are achieving performance expectations at a slower pace than anticipated. Management changes, interim losses and repayment sources are somewhat strained but there is satisfactory individual or guarantor support.

•	Risk rating 6 (Watch) - This risk rating includes loans to borrowers with increasing delinquency history, stable to decreasing or adverse trends in their industry and company performance, adverse trends in operations, marginal primary repayment sources with secondary repayment sources available, marginal debt service coverage, some identifiable risk of collection and limited individual or guarantor support.

•	Risk rating 7 (Substandard) - This risk rating includes loans to borrowers with demonstration of inability to perform in a timely manner, decreasing or adverse trends in their industry and company performance, well defined weakness in management, profitability or liquidity, limited repayment sources and individual or guarantor support is declining. There is a distinct possibility the Bank will sustain losses related to this risk rating if deficiencies are not corrected.

19

•	Risk rating 8 (Doubtful) - This risk rating includes loans to borrowers with demonstration of inability to perform in a timely manner and no customer response, decreasing or adverse trends in industry, high possibility the Bank will sustain loss unless pending factors are successful, full collection or liquidation is highly questionable and improbable, repayment sources are severely impaired or nonexistent and no individual or guarantor support.

•	Risk rating 9 (Loss) – This risk rating includes loans that are considered uncollectable and of such little value that their continuance as assets is not warranted. This classification does not mean that the asset has absolutely no recovery or salvage value, but rather that it is not practical or desirable to defer writing off this worthless loan even though partial recovery may be affected in the future.

The following table represents risk rating loan totals, segregated by class.

(Dollars in thousands)

December 31, 2016	Risk rating 1- 4	Risk rating 5	Risk rating 6	Risk rating 7	Total
Commercial and industrial:
Commercial	$18,456	$7,802	$1,703	$1,801	$29,762
Leases & other	3,467	—	—	—	3,467
Commercial real estate:
Construction/land	15,688	7,098	—	4,141	26,927
Commercial mortgages - owner occupied	16,063	14,011	686	1,258	32,018
Other commercial mortgages	23,470	22,588	680	1,343	48,081
Consumer real estate:
1-4 residential	40,386	5,243	1,216	1,324	48,169
Home equity loans and lines of credit	16,192	1,024	—	97	17,313
Consumer installment:
Consumer installment	5,899	152	24	—	6,075
Total	$139,621	$57,918	$4,309	$9,964	$211,812

There were no loans with a risk rating of 8 or 9 as of December 31, 2016.

December 31, 2015	Risk rating 1- 4	Risk rating 5	Risk rating 6	Risk rating 7	Total
Commercial and industrial:
Commercial	$10,041	$8,757	$2,672	$2,271	$23,741
Leases & other	3,440	—	—	—	3,440
Commercial real estate:
Construction/land	13,287	9,342	102	4,737	27,468
Commercial mortgages - owner occupied	13,274	19,143	767	1,390	34,574
Other commercial mortgages	19,257	26,284	2,323	1,582	49,446
Consumer real estate:
1-4 residential	35,599	5,025	1,307	1,845	43,776
Home equity loans and lines of credit	16,477	1,041	106	116	17,740
Consumer installment:
Consumer installment	5,604	136	51	17	5,808
Total	$116,979	$69,728	$7,328	$11,958	$205,993

There were no loans with a risk rating of 8 or 9 as of December 31, 2015.

Allowance for Loan Losses. The allowance for loan losses is a reserve established through a provision for loan losses charged to expense, which represents management’s best estimate of probable losses that have been incurred within the existing portfolio of loans. The allowance, in the judgment of management, is necessary to reserve for estimated loan losses and risks inherent in the loan portfolio. The Company’s allowance for possible loan loss methodology includes allowance allocations calculated in accordance with ASC Topic 310, “Receivables” and allowance allocations calculated in accordance with ASC Topic 450, “Contingencies.” Accordingly, the methodology is based on historical loss experience by type of credit and internal risk grade, specific homogeneous risk pools and specific loss allocations, with adjustments for current events and conditions. The Company’s process for determining the appropriate level of the allowance for loan losses is designed to account for credit deterioration as it occurs. The provision for loan losses reflects loan quality trends, including the levels of and trends related to non-accrual loans, past due loans, potential problem loans, criticized loans and net charge-offs or recoveries, among other factors. The provision for loan losses also reflects the totality of actions taken on all loans for a particular period. In other words, the amount of the provision reflects not only the necessary increases in the allowance for possible loan losses related to newly identified criticized loans, but it also reflects actions taken related to other loans including, among other things, any necessary increases or decreases in required allowances for specific loans or loan pools.

20

The level of the allowance reflects management’s continuing evaluation of industry concentrations, specific credit risks, loan loss experience, current loan portfolio quality, present economic, political and regulatory conditions and unidentified losses inherent in the current loan portfolio. Portions of the allowance may be allocated for specific credits; however, the entire allowance is available for any credit that, in management’s judgment, should be charged off. While management utilizes its best judgment and information available, the ultimate adequacy of the allowance is dependent upon a variety of factors beyond the Company’s control, including, among other things, the performance of the Company’s loan portfolio, the economy, changes in interest rates and the view of the regulatory authorities toward loan classifications.

The Company’s allowance for loan losses consists of two elements: (i) specific valuation allowances determined in accordance with ASC Topic 310 based on probable losses on specific impaired loans; and (ii) historical valuation allowances determined in accordance with ASC Topic 450 based on historical loan loss experience for groups of loans with similar characteristics and trends, adjusted, as necessary, to reflect the impact of current conditions.

The allowances established for losses on specific loans are based on a regular analysis and evaluation of problem loans. Loans are classified based on an internal credit risk grading process that evaluates, among other things: (i) the obligor’s ability to repay; (ii) the underlying collateral, if any; and (iii) the economic environment and industry in which the borrower operates. When a commercial loan greater than $100,000 has a calculated grade of 7 or higher, or any loan is designated as a troubled debt, an analysis is performed on the loan to determine whether the loan is impaired and, if impaired, the need to specifically allocate a portion of the allowance for loan losses to the loan. All consumer loans and commercial loans under $100,000 are not specifically analyzed for impairment. Specific valuation allowances are determined by analyzing the borrower’s ability to repay amounts owed, collateral deficiencies, the relative risk grade of the loan and economic conditions affecting the borrower’s industry, among other things.

Historical valuation allowances are calculated based on the historical loss experience of specific types of loans and the internal risk grade of such loans at the time they were charged-off, adjusted for various qualitative factors. The Company calculates historical loss ratios for pools of similar loans with similar characteristics based on an average six quarter history of actual charge-offs experienced within the loan pools. An adjusted historical valuation allowance is established for each pool of similar loans based upon the product of the adjusted historical loss ratio and the total dollar amount of the loans in the pool. The Company’s pools of similar loans include similarly risk-graded groups of commercial and industrial loans, commercial real estate loans, consumer real estate loans and consumer and other loans.

Loans identified as losses by management or by internal or external loan review are charged off.

The change in the allowance for loan losses for the years ended December 31, 2016 and 2015 is summarized as follows:

(Dollars in thousands)

	Dec 31, 2015	Re-Allocation	Provision	Charge-offs	Recoveries	Dec 31, 2016
Commercial and industrial:	$405	$(136)	$—	$—	$28	$297
Commercial real estate:	2,186	221	—	(1)	104	2,510
Consumer real estate:	406	(82)	—	(49)	1	276
Consumer installment:	39	(3)	—	(22)	8	22
Total	$3,036	$—	$—	$(72)	$141	$3,105

	Dec 31, 2014	Re-Allocation	Provision	Charge-offs	Recoveries	Dec 31, 2015
Commercial and industrial:	$277	$98	$—	$—	$30	$405
Commercial real estate:	2,219	(33)	—	(13)	13	2,186
Consumer real estate:	381	(78)	—	(23)	126	406
Consumer installment:	28	13	—	(9)	7	39
Total	$2,905	$—	$—	$(45)	$176	$3,036

21

The following is the recorded investment in loans related to each balance in the allowance for loan losses by portfolio segment and disaggregated on the basis of the impairment methodology and the corresponding period-end amount of allowance for loan losses. Allocation of a portion of the allowance to one category of loans does not preclude its availability to absorb losses in other categories.

(Dollars in thousands)

December 31, 2016	Commercial and Industrial	Commercial Real Estate	Consumer Real Estate	Consumer Installment	Total

Loans individually evaluated for impairment	$1,742	$4,875	$505	$—	$7,122
Loans collectively evaluated for impairment	31,487	102,151	64,977	6,075	204,690
Balance December 31, 2016	$33,229	$107,026	$65,482	$6,075	$211,812

Percentage of loan portfolio	15.7%	50.5%	30.9%	2.9%	100.0%

Period-end allowance for loan loss amounts allocated to:
Loans individually evaluated for impairment	$164	$1,054	$53	$—	$1,271
Loans collectively evaluated for impairment	133	1,456	223	22	1,834
Balance December 31, 2016	$297	$2,510	$276	$22	$3,105

December 31, 2015	Commercial and Industrial	Commercial Real Estate	Consumer Real Estate	Consumer Installment	Total
Loans individually evaluated for impairment	$863	$6,002	$541	$14	$7,420
Loans collectively evaluated for impairment	26,318	105,486	60,975	5,794	198,573
Balance December 31, 2015	$27,181	$111,488	$61,516	$5,808	$205,993

Percentage of loan portfolio	13.2%	54.1%	29.9%	2.8%	100.0%

Period-end allowance for loan loss amounts allocated to:
Loans individually evaluated for impairment	$193	$849	$23	$4	$1,069
Loans collectively evaluated for impairment	212	1,337	383	35	1,967
Balance December 31, 2015	$405	$2,186	$406	$39	$3,036

Troubled debt restructured loans (“TDRs”), which are included in the impaired loan totals, were $6,162,000 and $7,113,000 at December 31, 2016 and December 31, 2015, respectively. TDRs on non-accrual were $4,889,000 and $5,684,000 at December 31, 2016 and December 31, 2015, respectively. The decrease in TDRs was primarily the result of principal paydowns and payoffs.

There were no loans that were modified into TDRs for the year ended December 31, 2016.

Loans that were modified into TDRs for the year ended December 31, 2015 are listed in the table below. Balances reflected are those immediately after modification.

(Dollars in thousands)

	Number of Loans	Pre-modification Outstanding Recorded Investment	Post-modification Outstanding Recorded Investment
Extended payment terms
Commercial Construction/land	1	$4,104	$4,104
Commercial Mortgage – Owner Occupied	1	712	712
Commercial Mortgage – Other	1	114	114
Total	3	$4,930	$4,930
Principal Concession
Commercial	1	297	193
Total	1	$297	$193

22

The following table presents the successes and failures of the types of modifications made within the previous twelve months as of December 31, 2015. A single loan can be included in multiple rows due to more than one concession. Balances reflected are those immediately after modification.

(Dollars in thousands)	Paying as restructured		Converted to non-accrual
	Number	Amount	Number	Amount

Extended payment terms
Commercial Construction/land	—	$—	1	$4,104
Commercial Mortgage – Owner Occupied	—	—	1	712
Commercial Mortgage – Other	1	114	—	—
Total	1	$114	2	$4,816

Principal Concession
Commercial	—	—	1	193
Total	—	$—	1	$193

Note 5 - Premises and Equipment

Premises and equipment at December 31 are summarized as follows:

(Dollars in thousands)

	2016	2015
Land	$900	$900
Buildings and improvements	5,228	5,166
Equipment	1,849	1,788
Furniture and fixtures	859	859
Electronic data processing equipment	4,279	4,165
	13,115	12,878
Less accumulated depreciation	(9,128)	(8,789)
	$3,987	$4,089

Depreciation expense was $340,000 and $371,000 for the years ended December 31, 2016 and 2015, respectively.

Note 6 - Other Assets

Other assets at December 31 consist of the following:

(Dollars in thousands)

	2016	2015
Prepaid expenses	$436	$304
Other	785	827
	$1,221	$1,131

Note 7 - Time Deposits

At December 31, 2016 and 2015, time deposits of $250,000 or more totaled $13,802,000 and $15,058,000, respectively. The Bank had no brokered deposits at December 31, 2016 or at December 31, 2015.

Contractual maturities of time deposits at December 31, 2016 are summarized as follows:

(Dollars in thousands)

12 months or less	$35,424
1-3 years	31,041
>3 years	—
$66,465

23

Note 8 - Short Term Borrowings

The outstanding balances and related information for short term borrowings are summarized as follows:

(Dollars in thousands)

	/------- Federal Funds -------/
	Purchased
	2016	2015
Outstanding balance at December 31	$—	$—
Weighted average rate at December 31	0.00%	0.00%
Maximum month-end outstanding balance	$—	$175
Annual average amount outstanding	$—	$13
Weighted average rate for the year	0.00%	1.23%

Federal funds purchased generally mature within one to thirty days from the transaction date.

Note 9 - Long Term Borrowings

At December 31, 2016, long term borrowings consisted of fixed and variable rate FHLB advances, a repurchase agreement, trust preferred debt and subordinated debt. The outstanding balances are summarized as follows:

(Dollars in thousands)

	December 31, 2016	December 31, 2015
Long Term FHLB Advances	$28,500	$40,500
Repurchase Agreement	10,000	15,000
Trust Preferred Debt	11,341	11,341
Subordinated Debt (Series A & B)	3,871	5,955
Total Long Term Borrowings	$53,712	$72,796

At December 31, the outstanding balances and related information for the FHLB advances and the repurchase agreements are summarized as follows:

(Dollars in thousands)

	FHLB Long Term Advances		Repurchase Agreements
	2016	2015	2016	2015
Outstanding balance	$28,500	$40,500	$10,000	$15,000
Stated interest rate or range	0.51%-2.71%	0.38%-2.71%	3.60%	3.60%

The Bank has pledged as collateral FHLB stock and certain investment securities and has entered into a blanket collateral agreement whereby qualifying mortgages, free of other encumbrances and at various discounted values as determined by the FHLB, will be maintained.

The contractual maturities of the long term FHLB advances at December 31, 2016 are as follows:

(Dollars in thousands)

2017	$12,500
2018	10,000
2019	—
2020	6,000
Thereafter	—
$28,500

The Company has previously entered into an agreement under which it sells U.S. Agency pass thru securities or higher rated, subject to an obligation to repurchase the same or similar securities. Under this arrangement, the Company may transfer legal control over the assets but still retain effective control through an agreement that both entitles and obligates the Company to repurchase the assets. As a result, this repurchase agreement is accounted for as a collateralized financing arrangement (i.e., secured borrowing) and not as a sale and subsequent repurchase of securities. The obligation to repurchase the securities is reflected as a liability in the Company’s consolidated statements of condition, while the securities underlying the repurchase agreement remain in the respective investment securities asset accounts. There is no offsetting or netting of the investment securities assets with the repurchase agreement liabilities. The right of setoff for a repurchase agreement resembles a secured borrowing, whereby the collateral would be used to settle the fair value of the repurchase agreement should the Company be in default. The Company had $10,000,000 and $15,000,000 in a repurchase agreement with a rate of 3.60% and a maturity date of December 4, 2017 as of December 31, 2016 and December 31, 2015, respectively.

24

In October 2004, the Company formed Greer Capital Trust I (“Trust I”). Trust I issued $6,000,000 of variable rate trust preferred securities as part of a pooled offering of such securities. The Company issued $6,186,000 of junior subordinated debentures to the Trust I in exchange for the proceeds of the offering, which debentures represent the sole asset of Trust I. The debentures pay interest quarterly at the three-month LIBOR plus 2.20% adjusted quarterly, and mature in October 2034.

In December 2006, the Company formed Greer Capital Trust II (“Trust II”). Trust II issued $5,000,000 of variable rate trust preferred securities as part of a pooled offering of such securities. The Company issued $5,155,000 of junior subordinated debentures to the Trust II in exchange for the proceeds of the offering, which debentures represent the sole asset of Trust II. The debentures pay interest quarterly at the three-month LIBOR plus 1.73% adjusted quarterly, and mature in December 2036 with an option to call the debt in December 2011 at par. The debt was not called.

In accordance with the FASB issued ASC 810, “Consolidation”, Trust I and Trust II (the “Trusts”) are not consolidated with the Company. Accordingly, the Company does not report the securities issued by the Trusts as liabilities, and instead reports as liabilities the junior subordinated debentures issued by the Company and held by each Trust. However, the Company has fully and unconditionally guaranteed the repayment of the variable rate trust preferred securities. These trust preferred securities currently qualify as Tier 1 capital for regulatory capital requirements of the Company.

On June 11, 2014 the Company issued $1,980,000 of Series A 5% Subordinated Notes due June 30, 2022 (the “Series A Notes”) in a private placement. The Series A Notes initially accrue interest at a rate of 5% payable at the end of each calendar quarter. The interest rate increases to 7% effective July 1, 2017. The Company may prepay all or any part of the outstanding principal amount of the Series A Notes at any time after June 30, 2016. The Series A Notes are not convertible into common stock or any other securities of the Company and are not secured by any collateral, guaranty, insurance, sinking fund or other form of security. The sole purpose of the Series A Note offering was to repurchase a portion of the Company’s outstanding TARP Preferred Stock. On July 1, 2016 the Company prepaid $693,000 of these notes.

On July 23, 2014 the Company issued $3,975,000 of Series B 5% Subordinated Notes due June 30, 2022 (the “Series B Notes”) in a private placement. The Series B Notes initially accrue interest at a rate of 5% payable at the end of each calendar quarter. The interest rate increases to 7% effective July 1, 2017. The Company may prepay all or any part of the outstanding principal amount of the Series B Notes at any time after June 30, 2016. The Series B Notes are not convertible into common stock or any other securities of the Company and are not secured by any collateral, guaranty, insurance, sinking fund or other form of security. The sole purpose of the Series B Note offering was to repurchase a portion of the Company’s outstanding TARP Preferred Stock. On July 1, 2016 the Company prepaid $1,391,250 of these notes.

Note 10 - Unused Lines of Credit

As of December 31, 2016, the Bank had unused short-term lines of credit to purchase federal funds from correspondent banks totaling $23,500,000.

The Bank has the ability to borrow an additional $66,463,000 from the FHLB and $15,997,000 from the Federal Reserve. The FHLB borrowings are available by pledging collateral and purchasing additional stock in the FHLB. The line of credit with the Federal Reserve is collateralized by the Bank’s commercial and consumer loan portfolios.

Note 11 - Off-Balance Sheet Activities, Commitments and Contingencies

In the normal course of business, the Bank is a party to financial instruments with off-balance sheet risk. These financial instruments include commitments to extend credit and standby letters of credit. Those instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the accompanying balance sheets. The contract amounts of those instruments reflect the extent of involvement in particular classes of financial instruments. Management uses the same credit policies in making commitments as for making loans. Commitments to extend credit in the future represent financial instruments involving credit risk.

25

A summary of commitments at December 31, 2016 and 2015 is as follows:

(Dollars in thousands)

	2016	2015
Commitments to extend credit	$45,646	$45,822
Standby letters of credit	1,490	1,477
	$47,136	$47,299

Commitments to extend credit are agreements to lend as long as there is no violation of the conditions established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. Management evaluates each customer’s creditworthiness on a case-by-case basis. The amount of collateral, if any, obtained upon extension of credit is based on our credit evaluation.

Standby letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to support public and private borrowing arrangements. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. Collateral held varies as specified above and is required in instances that management deems necessary. Newly issued or modified guarantees are to be recorded on the Company’s balance sheet at fair value at inception. As of December 31, 2016 and 2015, the Company has not recorded any liability related to these guarantees.

Concentrations of Credit Risk - Substantially all loans and commitments to extend credit have been granted to customers in the Bank’s market area and such customers are generally depositors of the Bank. The concentrations of credit by type of loan are set forth in Note 4. The distribution of commitments to extend credit approximates the distribution of loans outstanding. The primary focus is toward consumer and small business transactions, and accordingly, there are not a significant number of credits to any single borrower or group of related borrowers in excess of $2,500,000.

From time to time, the Bank has cash and cash equivalents on deposit with financial institutions that exceed federally insured limits.

Litigation - The Company is a party to litigation and claims arising in the normal course of business. Management believes that the liabilities, if any, arising from such litigation and claims will not be material to the Company’s financial position.

Note 12 - Benefit Plans

Defined Contribution Plan - The Bank has a 401(k) Profit Sharing Plan for the benefit of employees. Subject to annual approval by our Board of Directors, employee contributions of up to 5% of compensation are matched in accordance with plan guidelines. Matching contributions of $154,000 were charged to expense during both 2016 and 2015.

Stock Option Plan - The Company has adopted ASC 718 using the modified prospective application method as permitted. Under this application, the Company is required to record compensation expense for the fair value of all awards granted after the date of adoption and for the unvested portion of previously granted awards that remain outstanding at the date of adoption.

Effective April 27, 2006, the Directors’ Incentive Stock Option Plan (the “Directors’ Incentive Plan”) was terminated. Outstanding options to purchase shares of our common stock issued under the former Directors’ Incentive Plan will be honored in accordance with the terms and conditions in effect at the time they were granted, except that they are not subject to reissuance. At December 31, 2016, there were no more options to purchase shares of our common stock outstanding that had been issued, but not yet exercised, under the terminated Plan.

Effective April 28, 2005, the Greer State Bank Employee Incentive Stock Option Plan (the “Plan”) was terminated. Outstanding options to purchase shares of our common stock issued under the former Plan will be honored in accordance with the terms and conditions in effect at the time they were granted, except that they are not subject to reissuance. At December 31, 2016, there were no more options to purchase shares of our common stock outstanding that had been issued, but not yet exercised, under the terminated Plan.

26

Effective April 28, 2005, the Company adopted the 2005 Equity Incentive Plan (the “Incentive Plan”). The Incentive Plan provides for the granting of statutory incentive stock options within the meaning of Section 422 of the Internal Revenue Code as well as non-statutory stock options. The Incentive Plan authorized the initial issuance of options and stock awards to acquire up to 250,000 shares of common stock of the Company. The Incentive Plan provides that beginning with the annual meeting of the shareholders in 2006 and continuing for the next eight annual meetings, the aggregate number of shares of common stock that can be issued under the Incentive Plan will automatically be increased by a number of shares equal to the least of (1) 2% of the diluted shares outstanding, (2) 20,000 shares or (3) a lesser number of shares determined by the Compensation Committee of our Board. “Diluted shares outstanding” means the sum of (a) the number of shares of common stock outstanding on the date of the applicable annual meeting of shareholders, (b) the number of shares of common stock issuable on such date assuming all outstanding shares of preferred stock and convertible notes are then converted, and (c) the additional number of shares of common stock that would be outstanding as a result of any outstanding options or warrants during the fiscal year of such meeting using the treasury stock method. In 2014, the number of available stock awards under this plan increased by 20,000. As provided by the plan noted above, there was no increase in 2015. Under the Incentive Plan, awards may be granted for a term of up to ten years from the effective date of grant. Our Compensation Committee has the discretion to determine the exercise date of any awards granted. The per-share exercise price of incentive stock options may not be less than the fair value of a share of common stock on the date the option is granted. The per-share exercise price of nonqualified stock options may not be less than 85% of the fair value of a share on the effective date of grant. Any options that expire unexercised or are canceled become available for reissuance. Vesting under the Incentive Plan is discretionary based upon a determination by our Compensation Committee. No awards may be granted more than ten years after the date the Incentive Plan was approved by our Board of Directors, which was September 24, 2004. Therefore, at December 31, 2016, there were no shares available for grant under the Incentive Plan.

The fair value of each option award is estimated on the date of grant using the Black-Scholes option pricing model. The risk-free interest rate is based on the U.S. Treasury rate for the expected life at the time of grant. Volatility is based on the average long-term implied volatilities of the Company using historical volatility as a guide. The expected life is based on previous option exercise experience. No options to purchase shares of our common stock under the Incentive Plan were granted to employees in 2016 or 2015.

A summary of option activity under the stock option plans discussed above for the two years ended December 31, 2016 is presented below:

	Options	Options	Exercise Price	Weighted Average
	Available	Outstanding	Range	Exercise Price
Balance at December 31, 2014	—	150,200	$ 5.05-27.50	$18.49
Granted	—	—	—	—
Authorized	—	—	—	—
Exercised	—	—	—	—
Expired	—	(23,900)	14.50-27.50	24.98
Balance at December 31, 2015	—	126,300	$ 5.05-25.50	$17.26

Granted	—	—	—	—
Authorized	—	—	—	—
Exercised	—	(49,300)	5.05-18.50	12.71
Expired	—	(18,000)	11.75-25.50	22.72
Balance at December 31, 2016	—	59,000	$ 11.75-23.00	$19.41

There were 59,000 options exercisable at December 31, 2016 at a weighted average exercise price of $19.41.

The following table sets forth information pertaining to the Company’s exercisable options and options expected to vest:

(Dollars in thousands)

December 31, 2016
Aggregate intrinsic value of outstanding options	$197
Aggregate intrinsic value of exercisable options	$197
Weighted average remaining life of all options	0.55 years

As of December 31, 2016 and December 31, 2015 there was no unrecognized compensation cost related to non-vested share-based compensation arrangements granted under the Company’s stock option plans.

27

Non-Qualified Plans - The Company has established certain non-qualified benefit plans for certain key executive officers and directors. The benefits under the plans are computed and payable under certain terms as specified in each agreement. The estimated present value of future benefits to be paid is being accrued over the period from the effective date of each agreement until the initial payments are made at the normal retirement dates. Compensation expense related to these plans was $69,000 and $98,000 for the years ended December 31, 2016 and 2015, respectively. The total liability under these plans was $1,136,000 and $1,185,000 at December 31, 2016 and 2015, respectively, and is included in other liabilities in the accompanying consolidated balance sheets.

The Bank has purchased and is the owner and beneficiary of certain life insurance policies that will be used to finance the benefits under these agreements. Income earned on the life insurance policies, which is exempt from federal income tax, of $300,000 and $297,000 for the years ended December 31, 2016 and 2015, respectively, is included in other income.

Note 13 - Income Taxes

The components of the provision for income taxes are as follows:

(Dollars in thousands)

	2016	2015
Current income tax expense:
State	$66	$68
Federal	723	324
	789	392
Deferred income tax expense:
Deferred federal income tax expense	132	648
Change in Valuation Allowance	16	16

Provision for income taxes	$937	$1,056

The provision for income taxes differs from the amount of income tax computed at the federal statutory rate due to the following:

(Dollars in thousands)

	2016		2015
	Amount	Percent of Income Before Tax	Amount	Percent of Income Before Tax

Income before income taxes	$3,717		$4,001

Tax expense at statutory rate	$1,264	34.0%	$1,360	34.0%
Tax effect of:
State income taxes net of federal benefit	44	1.2	100	2.5
Federally tax exempt interest income	(318)	(8.6)	(261)	(6.5)
Change in valuation allowance	16	0.4	16	0.4
Other-net	(69)	(1.8)	(159)	(4.0)

Income tax provision	$937	25.2%	$1,056	26.4%

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Deferred tax assets consist of the following:

(Dollars in thousands)

	December 31,
	2016	2015
Deferred tax assets:
Deferred compensation	$833	$926
Net operating loss carryforward	299	998
Investment securities	540	68
Other real estate owned	17	49
Alternative minimum tax credit carryforward	1,479	749
Other	159	170
Valuation allowance	(168)	(152)
Total deferred tax assets	3,159	2,808

Deferred tax liabilities:
Depreciation	130	132
Prepaid expenses	56	27
Allowance for loan losses	184	184
Total deferred tax liabilities	370	343
Net deferred tax asset	$2,789	$2,465

The Company has federal net operating losses for income tax purposes of $386,000 as of December 31, 2016. These net operating losses expire 2031 through 2032. The Company has analyzed the tax positions taken or expected to be taken in its tax returns and concluded no reserve for uncertain tax positions is required as of December 31, 2016 and 2015. The Company’s federal and state income tax returns are open and subject to examination for the 2013 tax return year and forward.

The need for a valuation allowance is considered when it is determined more likely than not that a deferred tax asset will not be realized. In making this determination, management considers all available evidence, including the existence of available reversing temporary differences, the ability to generate future taxable income and available tax planning strategies. The deferred tax asset valuation allowance for 2016 and 2015 is related to the Company’s stand-alone state net operating loss carryforwards. Based on the Company’s earnings and projections of future taxable income exclusive of reversing temporary differences and carryforwards, the Company believes realization of all other deferred tax assets is more likely than not and accordingly has not recorded any other valuation allowance.

Note 14 - Other Noninterest Income

Other noninterest income for the years ended December 31, 2016 and 2015 consisted of the following:

(Dollars in thousands)

	2016	2015
Earnings on life insurance policies	$300	$297
Card service income	661	612
Investment services	652	710
Mortgage loan sales income	1,060	1,015
Other fees	83	151
	$2,756	$2,785

Note 15 - Other Noninterest Expenses

Other noninterest expense for the years ended December 31, 2016 and 2015 consisted of the following:

(Dollars in thousands)

	2016	2015
Credit card expense	$382	$312
Software license and maintenance expense	404	354
Internet banking expense	197	187
Director expense	300	291
Other expense	1,121	1,033
	$2,404	$2,177

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Note 16 - Transactions with Directors and Executive Officers

Our directors and executive officers are customers of and had transactions with the Bank in the ordinary course of business. Included in such transactions are outstanding loans and commitments, all of which were made on comparable terms, including interest rate and collateral, as those prevailing at the time for our other customers and did not involve more than normal risk of collectability or present other unfavorable features.

Aggregate loan transactions with these related parties are as follows:

(Dollars in thousands)

	2016	2015
Balance, beginning	$2,046	$2,255
Advances	489	486
Repayments	(767)	(532)
Other	(406)	(163)
Balance, ending	$1,362	$2,046

Other includes closed or reduced lines of credit, changes in available unused lines of credit and removal of loans due to related party change of status.

Included in the balances outstanding are directors and executive officers’ available unused lines of credit totaling $313,000 and $296,000 at December 31, 2016 and December 31, 2015, respectively.

Directors, executive officers and their immediate families had deposits with the Bank in the amount of $6,303,000 and $8,863,000 as of December 31, 2016 and December 31, 2015, respectively.

Directors, executive officers and their immediate families own $1.6 million of the subordinated debt described above in footnote 9.

The Company has an unfunded Deferred Compensation Plan which allows directors to annually defer directors’ fees, which are then eligible for various future payment plans as chosen by the director. The Deferred Compensation Plan, which was revised effective January 1, 2007, provides for a two-tiered deferred compensation system as follows:

		Maximum		Interest Rate	Interest Rate
	Tier Level	Deferral Amount	Interest Rate	Floor	Ceiling
(1) (2)	One	$9,000	80% ROAE	5%	10%
(2)	Two	> $9,000	Prime - 3%	None	None

(1)	ROAE represents return on average equity of the Company for the previous year.

(2)	Upon attaining age 65, a director may no longer defer any fees. Fees previously deferred will continue to earn interest after age 65 as provided for by the respective tiers.

All fees deferred prior to January 1, 2007 are treated as Tier 1. Net deferrals, including interest, under the Deferred Compensation Plan during 2016 and 2015 totaled $64,000 and $90,000, respectively. The balance of total deferred director fees included in other liabilities was $1,313,000 and $1,437,000 at December 31, 2016 and 2015, respectively.

Note 17 - Regulatory Matters

Dividends - The Bank’s ability to pay cash dividends to the holding company is restricted by state banking regulations to the amount of the Bank’s retained earnings and statutory capital and other regulatory requirements. The holding company’s ability to pay cash dividends is restricted by federal banking regulations to the amount of the holding company’s statutory capital and other regulatory requirements.

Capital Requirements - The holding company and the Bank are subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on our financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of assets, liabilities and certain off-balance sheet items as calculated under regulatory accounting practices. Capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

30

Effective March 31, 2015, quantitative measures established by applicable regulatory standards, including the newly implemented Basel III revised capital adequacy standards and relevant provisions of the Dodd-Frank All Street Report and Consumer Protection Act, require the Bank to maintain (i) a minimum ratio of Tier 1 capital to average total assets, after certain adjustments, of 4.00%, (ii) a minimum ratio of Tier 1 capital to risk-weighted assets of 6.00%, (iii) a minimum ratio of total-capital to risk-weighted assets of 8.00% and (iv) a minimum ratio of Common Equity Tier 1 (“CET1”) to risk-weighted assets of 4.50%. A “well-capitalized” institution must generally maintain capital ratios 2.00% higher than the minimum guidelines.

In order to avoid restrictions on capital distributions or discretionary bonus payments to executives, the Company and Bank will also be required to maintain a “capital conservation buffer” in addition to its minimum risk-based capital requirements. The buffer will be required to consist solely of CET1, but the buffer will apply to all three risk-based measurements (CET1, Tier 1 and total capital). The capital conservation buffer will be phased in incrementally over time, beginning January 1, 2016 and becoming fully effective on January 1, 2019, and will ultimately consist of an additional amount of Tier 1 capital equal to 2.50% of risk-weighted assets.

As of December 31, 2016, the most recent notification from the FDIC categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized the Bank must maintain minimum total risk-based, Tier 1 risk-based, Tier 1 leverage ratios as set forth in the table. There are no conditions or events since that notification that management believes have changed the institution’s category. The Bank also exceeded minimum regulatory capital requirements at December 31, 2015.

The actual capital amounts and ratios and minimum regulatory amounts and ratios are as follows:

(Dollars in thousands)

Bank:

	Actual		Minimum to be adequately capitalized		Minimum to be well capitalized
	Amount	Ratio	Amount	Ratio	Amount	Ratio
As of December 31, 2016
Total risk-based capital
(to risk-weighted assets)	$42,615	16.26%	$20,972	8.0%	$26,215	10.0%
Tier 1 capital
(to risk-weighted assets)	$39,510	15.07%	$15,729	6.0%	$20,972	8.0%
Tier 1 capital
(to average assets)	$39,510	10.48%	$15,137	4.0%	$18,921	5.0%
Common equity tier 1
(to risk-weighted assets)	$39,510	15.07%	$11,797	4.5%	$17,040	6.5%

As of December 31, 2015
Total risk-based capital
(to risk-weighted assets)	$41,966	15.67%	$21,422	8.0%	$26,777	10.0%
Tier 1 capital
(to risk-weighted assets)	$38,930	14.54%	$16,066	6.0%	$21,422	8.0%
Tier 1 capital
(to average assets)	$38,930	10.50%	$14,898	4.0%	$18,622	5.0%
Common equity tier 1
(to risk-weighted assets)	$38,930	14.54%	$10,380	4.5%	$14,993	6.5%

The FRB has similar requirements for bank holding companies. The Company currently is not subject to these requirements because the FRB applies its guidelines on a bank-only basis for bank holding companies with less than $1 billion in consolidated assets. At December 31, 2016 the Tier 1 risk-based capital ratio, Tier 1 capital ratio and the total risk based capital ratio of the Company were 12.08%, 8.37% and 14.65%, respectively. At December 31, 2015 the Tier 1 risk-based capital ratio, Tier 1 capital ratio and the total risk based capital ratio of the Company were 11.44%, 8.23% and 13.65%, respectively.

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Note 18 - Fair Value

Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Accounting principles generally accepted in the United States of America (“GAAP”) also establish a fair value hierarchy which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The standard describes three levels of inputs that may be used to measure fair value:

Level 1 - Quoted prices in active markets for identical assets or liabilities. Level 1 assets and liabilities include debt and equity securities and derivative contracts that are traded in an active exchange market, as well as certain U.S. Treasury, other U.S. Government and agency mortgage-backed debt securities that are highly liquid and are actively traded in over-the-counter markets.

Level 2 - Observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities. Level 2 assets and liabilities include debt securities with quoted prices that are traded less frequently than exchange-traded instruments and derivative contracts whose value is determined using a pricing model with inputs that are observable in the market or can be derived principally from or corroborated by observable market data. This category generally includes certain U.S. Government and agency mortgage-backed debt securities, corporate debt securities, derivative contracts and residential mortgage loans held-for-sale.

Level 3 - Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities. Level 3 assets and liabilities include financial instruments whose value is determined using pricing models, discounted cash flow methodologies, or similar techniques, as well as instruments for which the determination of fair value requires significant management judgment or estimation. This category generally includes collateralized debt obligations, impaired loans and OREO.

Following is a description of valuation methodologies used for assets and liabilities recorded at fair value.

Investment Securities Available-for-Sale

Investment securities available-for-sale are recorded at fair value on a recurring basis. Fair value measurement is based upon quoted prices of like or similar securities, if available. If quoted prices are not available, fair values are measured using independent pricing models or other model-based valuation techniques such as the present value of future cash flows, adjusted for the security’s credit rating, prepayment assumptions and other factors such as credit loss assumptions.

Impaired Loans

The Company does not record loans at fair value on a recurring basis. However, from time to time, a loan is considered impaired and an allowance for loan losses is established. Loans for which it is probable that payment of interest and principal will not be made in accordance with the contractual terms of the loan agreement are considered impaired. Once a loan is identified as individually impaired, management measures impairment in accordance with GAAP. The fair value of impaired loans is estimated using one of several methods, including collateral value, liquidation value and discounted cash flows. Those impaired loans not requiring an allowance represent loans for which the fair value of the expected repayments or collateral exceed the recorded investments in such loans. At both December 31, 2016 and December 31, 2015, substantially all of the total impaired loans were evaluated based on either the fair value of the collateral or its liquidation value. In accordance with GAAP, impaired loans where an allowance is established based on the fair value of collateral require classification in the fair value hierarchy. When the fair value of the collateral is based on an observable market price or a current appraised value, the Company records the impaired loan as nonrecurring Level 2. When an appraised value is not available or management determines the fair value of the collateral is further impaired below the appraised value and there is no observable market price, the Company records the impaired loan as nonrecurring Level 3.

Other Real Estate Owned

OREO, consisting of properties obtained through foreclosure or in satisfaction of loans, is reported at net realizable value, determined on the basis of current appraisals, comparable sales, and other estimates of value obtained principally from independent sources, adjusted for estimated selling costs. Appraisals are obtained at the time of foreclosure and then annually unless a situation necessitates the need for one more often than annually. At the time of foreclosure, any excess of the loan balance over the fair value of the real estate held as collateral is treated as a charge against the allowance for loan losses. Gains or losses on sale and any subsequent adjustments to the value are recorded as a component of foreclosed real estate expense. Other real estate is included in Level 3 of the valuation hierarchy.

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Assets and Liabilities Recorded at Fair Value on a Recurring Basis

Below is a table that presents information about certain assets measured at fair value:

(Dollars in thousands)

		Fair Value Measurements at Reporting Date Using
Description	Fair Value	Level 1	Level 2	Level 3
December 31, 2016
Available for sale securities:
US governmental and other agency obligations	$31,640	$—	$31,640	$—
Mortgage-backed securities	29,891	—	29,891	—
Municipal securities	56,437	—	56,437	—
Asset-backed securities	4,541	—	4,541	—
Other debt securities	993	—	993	—
Total available for sale securities	$123,502	$—	$123,502	$—

December 31, 2015
Available for sale securities:
US governmental and other agency obligations	$42,659	$—	$42,659	$—
Mortgage-backed securities	39,414	—	39,414	—
Municipal securities	53,045	—	53,045	—
Asset-backed securities	4,630	—	4,630	—
Other debt securities	1,046	—	1,046	—
Total available for sale securities	$140,794	$—	$140,794	$—

There were no liabilities measured at fair value on a recurring basis as of December 31, 2016 or December 31, 2015.

Assets and Liabilities Recorded at Fair Value on a Nonrecurring Basis

The Company may be required, from time to time, to measure certain assets at fair value on a nonrecurring basis in accordance with GAAP. These include assets that are measured at the lower of cost or market that were recognized at fair value below cost at the end of the period. Market values are based on appraisals of collateral by independent appraisers for collateral dependent loans or discounted cash flow for non-collateral dependent loans. Assets measured at fair value on a nonrecurring basis are included in the table below.

(Dollars in thousands)

		Fair Value Measurements at Reporting Date Using
Description	12/31/16	Level 1	Level 2	Level 3
Impaired loans	$3,317	$—	$—	$3,317
OREO	42	—	—	42
	$3,359	$—	$—	$3,359

		Fair Value Measurements at Reporting Date Using
Description	12/31/15	Level 1	Level 2	Level 3
Impaired loans	$5,187	$—	$—	$5,187
OREO	316	—	—	316
	$5,503	$—	$—	$5,503

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Note 19 - Condensed Parent Company Financial Information

The following condensed financial information for Greer Bancshares Incorporated (holding company only) should be read in conjunction with the consolidated financial statements and the notes thereto.

(Dollars in thousands)

	December 31
	2016	2015
Condensed Balance Sheets
Assets:
Cash and cash equivalents	$567	$7
Investment in Trusts	341	341
Equity in net assets of Bank subsidiary	39,899	40,557
Other assets	11	14
Premises and equipment, net of depreciation	635	635
Total assets	$41,453	$41,554

Liabilities and stockholders’ equity:
Liabilities:
Junior subordinated debentures	$11,341	$11,341
Subordinated debt	3,871	5,955
Interest payable	63	49
Total liabilities	15,275	17,345

Stockholders’ equity	26,178	24,209
Total liabilities and stockholders’ equity	$41,453	$41,554

	Years Ended December 31,
	2016	2015
Condensed Statements of Income
Income:
Lease income from Bank subsidiary	$60	$60
Income from TRUPs	9	16
Total income	69	76

Expenses:
Interest on long-term borrowings	555	556
Noninterest expense	4	1
Total expenses	559	557

Loss before taxes and equity earnings	(490)	(481)

Equity in undistributed income of Bank subsidiary	3,270	3,426

Net income attributed to common shareholders	$2,780	$2,945

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	Years ended December 31,
Condensed Statements of Cash Flows	2016	2015
Operating activities:
Net income	$2,780	$2,945
Adjustments to reconcile net income
to net cash provided by operating activities:
Undistributed net income of bank subsidiary	(3,270)	(3,426)
Dividends received from bank subsidiary	3,011	692
Change in operating assets and liabilities	17	(4)
Net cash provided by operating activities	2,538	207

Investing activities:
Net cash provided by investing activities	—	—

Financing activities:
Common Stock Issued	604	—
Common stock dividend paid	(498)	(249)
Subordinated debt payment	(2,084)	—
Net cash provided by (used for) financing activities	(1,978)	(249)

Net decrease in cash and cash equivalents	560	(42)

Cash and cash equivalents beginning of year	7	49

Cash and cash equivalents at end of year	$567	$7

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